Exhibit 99.1

CONTACT:	Paul D. Baker
Comverse Technology, Inc.
810 Seventh Avenue
New York, New York 10019
(212) 739-1060

Comverse Technology Files Form 10-K For Fiscal 2010

NEW YORK, NY, May 31, 2011 – Comverse Technology, Inc. (“CTI”; Pink Sheets: CMVT.PK) today filed its annual report on Form 10-K for the fiscal year ended January 31, 2011 (“fiscal 2010”).

Consolidated Highlights

•	Revenue increased 5.8% to $1,623.4 million.

•	GAAP net loss attributable to Comverse Technology, Inc. declined 51.4% to $132.3 million.

•	GAAP basic loss per share attributable to Comverse Technology, Inc.’s shareholders declined from $1.33 to $0.64.

•	GAAP diluted loss per share attributable to Comverse Technology, Inc.’s shareholders declined from $1.33 to $0.65.

•	Non-GAAP net income attributable to Comverse Technology, Inc.[1] increased from $29.1 million to $140.0 million.

•	Basic Non-GAAP earnings per share attributable to Comverse Technology, Inc.’s shareholders[1] increased from $0.14 to $0.68.

•	Diluted Non-GAAP earnings per share attributable to Comverse Technology, Inc.’s shareholders[1] increased from $0.14 to $0.63.

Charles Burdick, Chairman and Chief Executive Officer of CTI said, “With this annual report on Form 10-K we are now up to date with the filing of our audited annual results. Despite many challenges during fiscal 2010, our consolidated revenue increased at both the Comverse and Verint segments and our operating performance improved.”

CTI is a holding company that conducts business through its subsidiaries, principally its wholly-owned subsidiary, Comverse, Inc. (“Comverse”), and its majority-owned subsidiaries, Verint Systems Inc. (“Verint”), Starhome B.V. (“Starhome”) and, prior to its sale during fiscal 2010, Ulticom, Inc. For fiscal 2010, CTI’s reportable segments were Comverse, Verint and All Other.

Comverse Segment

•	Revenue increased 8.5% to $860.2 million.

•	GAAP loss from operations decreased 72.1% to $59.8 million.

•	Segment performance[2] of $74.0 million, representing a segment performance margin of 8.6%, compared to a segment performance loss of $41.8 million for the prior fiscal year.

[1]

“Non-GAAP net income attributable to Comverse Technology, Inc.” and “Non-GAAP earnings per share attributable to Comverse Technology, Inc.’s shareholders” have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). See “Presentation of Non-GAAP Financial Measures” and “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

[2]

For additional information concerning the computation of “segment performance” and the reasons for using this financial measure, see “Segment Performance” below and Note 23 to the Comverse Technology, Inc. and Subsidiaries Consolidated Financial Statements included in the fiscal 2010 Form 10-K. Segment performance margin reflects segment performance as a percentage of segment revenue.

Revenue. Revenue for the Comverse segment was $860.2 million for fiscal 2010, an increase of 8.5% compared to $793.0 million for the fiscal year ended January 31, 2010 (“fiscal 2009”). Revenue from Value-Added Services (“VAS”) was $519.7 million for fiscal 2010, an increase of 17.1% compared to $443.9 million for fiscal 2009. Revenue from Business Support Systems (“BSS”) was $340.5 million for fiscal 2010, a decrease of 2.5% compared to $349.1 million for fiscal 2009.

Revenue from customer solutions (licenses, hardware professional services and training) was $529.2 million for fiscal 2010, an increase of 13.6% compared to $465.7 million for fiscal 2009. Maintenance revenue was $331.1 million for fiscal 2010, an increase of 1.2% compared to $327.3 million for fiscal 2009.

Loss from operations. Loss from operations was $59.8 million for fiscal 2010, a decrease of 72.1% compared to $214.2 million for fiscal 2009.

Financial Condition of CTI and the Comverse Segment

As of January 31, 2011, CTI and the Comverse segment had combined cash, cash equivalents, bank time deposits and restricted cash of approximately $457.6 million, compared to approximately $446.4 million as of January 31, 2010. Restricted cash aggregated $67.9 million as of January 31, 2011, compared to $83.4 million as of January 31, 2010. Cash, cash equivalents, bank time deposits and restricted cash excludes auction rate securities (“ARS”). As of January 31, 2011, CTI had $94.4 million aggregate principal amount of ARS valued as of such date at $72.4 million. As previously disclosed, proceeds from sales and redemptions of ARS (including interest thereon) are restricted under the terms of a consolidated shareholder class action settlement agreement. As of January 31, 2011, CTI and the Comverse segment had combined indebtedness of approximately $8.2 million.

Management forecasts that available cash and cash equivalents will be sufficient to meet the liquidity needs, including capital expenditures, of CTI and the Comverse segment for the foreseeable future. To further enhance the cash position of CTI and the Comverse segment, CTI continues to evaluate capital raising alternatives.

Management’s current forecast is based upon a number of assumptions believed by management to be reasonable. These assumptions include the use of shares of CTI’s common stock to satisfy $82.5 million of the $112.5 million payment obligation due by November 15, 2011 under the terms of the consolidated shareholder class action settlement agreement. Should one or more of the assumptions prove incorrect, CTI and the Comverse segment may need to pursue capital raising to avoid a shortfall in the cash required to support working capital needs. CTI’s ability to use shares of its common stock to satisfy $82.5 million of its payment obligations under the shareholder class action settlement agreement is conditioned upon the listing of such shares on a national securities exchange on or before the payment date of November 15, 2011.

Verint Segment

Verint is a majority-owned subsidiary of CTI. Its common stock is traded on the NASDAQ Global Market under the symbol “VRNT.”

For additional information concerning Verint’s results for the fourth quarter and fiscal 2010, please see the press release issued by Verint on April 5, 2011, which is available on Verint’s website, www.verint.com and was also included as an exhibit to the Current Report on Form 8-K filed by Verint with the Securities and Exchange Commission (the “SEC”) on April 5, 2011, and Verint’s annual report on Form 10-K for fiscal 2010 which was filed by Verint with the SEC on April 6, 2011.

Filing Timeline Update

CTI expects to file its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011 in the second half of June 2011 and such additional Quarterly Reports on Form 10-Q as may be required of it to become current in its periodic reporting obligations under the federal securities laws as soon as practicable thereafter. This timeline is subject to completion of various milestones in our financial close, reporting and disclosure processes.

Segment Performance

CTI uses segment performance, as defined below, as the primary basis for assessing the financial results of its segments and for the allocation of resources. Segment performance, as defined by CTI’s management in accordance with the FASB’s guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies. Segment performance, as defined by management, represents operating results of a segment without the impact of significant expenditures incurred by the segment in connection with the efforts to become current in periodic reporting obligations under the federal securities laws, certain non-cash charges, and certain other insignificant gains and charges.

Segment performance is computed by management as (loss) income from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment charges; (vi) litigation settlements and related costs; (vii) acquisition-related charges; (viii) restructuring and integration charges; and (ix) certain other insignificant gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses incurred in connection with (a) our efforts to complete current and previously issued financial statements and audits of such financial statements and (b) our efforts to become current in our periodic reporting obligations under the federal securities laws.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of (loss) income from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. In the calculation of Comverse’s segment performance for the fiscal year ended January 31, 2010 disclosed in CTI’s previously filed Annual Report, the presentation of segment revenue gave effect to a segment revenue adjustment attributable to a patent litigation settlement. During the first quarter of the fiscal year ending January 31, 2012, management ceased utilizing this patent litigation segment revenue adjustment in assessing the financial results of the Comverse segment and for the allocation of resources. Accordingly, we have omitted this segment revenue adjustment from the presentation of Comverse’s segment performance for all fiscal years presented in this press release.

For additional information concerning segment performance, see Note 23 to the Comverse Technology, Inc. and Subsidiaries Consolidated Financial Statements included in the fiscal 2010 Form 10-K.

Presentation of Non-GAAP Financial Measures

CTI provides Non-GAAP net income attributable to Comverse Technology, Inc. and Non-GAAP earnings per share attributable to Comverse Technology, Inc.’s shareholders as additional information for its operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. CTI believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company’s businesses. In addition, management uses these non-GAAP financial measures for reviewing financial results and for planning purposes. See “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About Comverse Technology, Inc.

Comverse Technology, Inc., through its wholly-owned subsidiary Comverse, is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.

Forward-Looking Statements

Certain statements appearing in this press release constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. These and other risks, uncertainties and other important factors are described in CTI’s recent filings with the SEC, including, without limitation, in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the fiscal 2010 Form 10-K, and include, among other things, the following risks and uncertainties:

•

the risk of diminishment in capital resources as a result of negative cash flows from operations at the Comverse segment or the continued incurrence of significant expenses by CTI and the Comverse segment in connection with CTI’s efforts to become current in its periodic reporting obligations and to remediate material weaknesses in internal control over financial reporting;

•

the risk that the outcome of the review by the SEC of the adverse initial decision of the Administrative Law Judge in the administrative proceeding initiated by the SEC on March 23, 2010, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to revoke the registration of CTI’s common stock under the Exchange Act due to CTI’s failure to become current in its periodic reporting obligations under the federal securities laws, or any appeal therefrom, will be adverse to CTI. Should the registration of CTI’s common stock be suspended or revoked, brokers, dealers and other market participants would be prohibited from buying, selling, making market in, publishing quotations of, or otherwise effecting transactions with respect to, such common stock and, as a result, public trading of CTI’s common stock would cease and investors would find it difficult to acquire or dispose of CTI’s common stock or obtain accurate price quotations for CTI’s common stock, which could result in a significant decline in the value of CTI’s common stock, and business may be adversely impacted, including, without limitation, an adverse impact on CTI’s ability to issue stock to raise equity capital, engage in business combinations or provide employee incentives;

•	CTI may be unable to relist its common stock on the NASDAQ Stock Market or another national securities exchange;

•	the effects of any potential decline or weakness in the global economy on the telecommunications industry;

•	the ability to operate effectively in a highly competitive industry with many participants;

•

continued diversion of management’s attention from business operations as a result of CTI’s efforts to become current in its periodic reporting obligations under the federal securities laws and to remediate material weaknesses;

•	potential loss of business opportunities due to continued concern about CTI’s financial condition and its extended delay in becoming current in its periodic reporting obligations;

•	constraints on CTI’s ability to obtain new debt or equity financing or engage in business combinations due to CTI not being current in its periodic reporting obligations;

•

the ability of the Comverse segment to successfully implement a second phase of restructuring measures that focuses on process reengineering to maximize business performance, productivity and operational efficiency;

•	rapidly changing technology and the ability of CTI’s subsidiaries to enhance existing products and develop and market new products;

•

dependence on contracts for large systems and large installations for a significant portion of sales and operating results, including the lengthy and complex bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities;

•

operating results are difficult to predict as a result of lengthy and variable sales cycles, focus on large customers and installations, short delivery windows required by customers, and the high percentage of revenue typically generated late in the fiscal quarter;

•	the potential incurrence by CTI’s subsidiaries of significant costs to correct previously undetected operational problems in their complex products;

•	CTI’s subsidiaries’ dependence on a limited number of suppliers and manufacturers for certain components and third-party software could cause a supply shortage and/or interruptions in product supply;

•

increased competition could force CTI’s subsidiaries to lower their prices or take other actions to differentiate their products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect the Comverse segment’s business;

•

increased costs or reduced demand for the Comverse segment’s products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect CTI’s business and financial condition;

•	the failure or delay in achieving interoperability of the Comverse segment’s products with its customers’ systems could impair its ability to sell its products;

•	the competitive bidding process used to generate sales requires CTI’s subsidiaries to expend significant resources with no guarantee of recoupment;

•

the Comverse segment’s subsidiaries’ inability to maintain relationships with value added resellers, systems integrators and other third parties that market and sell their products could adversely impact CTI’s financial condition and results of operations;

•	risks associated with significant foreign operations, including significant operations in Israel, and international sales; and

•	the ability of Verint to pay its indebtedness as it becomes due and comply with the financial and other restrictive covenants contained therein.

The documents and reports we file with the SEC are available through CTI, or its website, www.cmvt.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. CTI undertakes no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	January 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$581,390	$561,682
Restricted cash and bank time deposits	73,117	69,984
Auction rate securities	72,441	35,846
Accounts receivable, net of allowance of $13,237 and $16,877, respectively	319,628	310,221
Inventories, net	66,612	81,004
Deferred cost of revenue	51,470	59,412
Deferred income taxes	39,644	49,554
Prepaid expenses and other current assets	91,760	132,768
Receivables from affiliates	—	269
Current assets of discontinued operations	—	97,101

Total current assets	1,296,062	1,397,841
Property and equipment, net	66,843	99,541
Goodwill	967,224	953,397
Intangible assets, net	196,460	231,751
Deferred cost of revenue	158,703	194,300
Deferred income taxes	20,766	16,497
Auction rate securities	—	78,804
Other assets	107,864	119,420
Noncurrent assets of discontinued operations	—	9,660

Total assets	$2,813,922	$3,101,211

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$401,940	$450,680
Convertible debt obligations	2,195	—
Deferred revenue	559,873	632,674
Deferred income taxes	13,661	11,770
Bank loans	6,000	22,678
Litigation settlement	146,150	61,100
Income taxes payable	11,486	10,061
Other current liabilities	50,280	48,624
Current liabilities of discontinued operations	—	9,542

Total current liabilities	1,191,585	1,247,129
Convertible debt obligations	—	2,195
Bank loans	583,234	598,234
Deferred revenue	270,934	355,226
Deferred income taxes	52,953	32,156
Other long—term liabilities	229,329	351,192
Noncurrent liabilities of discontinued operations	—	5,357

Total liabilities	2,328,035	2,591,489

Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value—authorized, 600,000,000 shares; issued 204,937,882 and 204,228,369 shares, respectively; outstanding, 204,533,916 and 204,073,385 shares, respectively	20,494	20,422
Treasury stock, at cost, 403,966 and 154,984 shares, respectively	(3,484)	(1,578)
Additional paid—in capital	2,088,717	1,959,701
Accumulated deficit	(1,707,638)	(1,575,316)
Accumulated other comprehensive income	14,919	19,257

Total Comverse Technology, Inc. shareholders’ equity	413,008	422,486
Noncontrolling interest	72,879	87,236

Total equity	485,887	509,722

Total liabilities and equity	$2,813,922	$3,101,211

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Fiscal Years Ended January 31,
	2011	2010
Revenue:
Product revenue	$692,448	$635,057
Service revenue	930,979	898,880

Total revenue	1,623,427	1,533,937

Costs and expenses:
Product costs	263,429	251,800
Service costs	455,084	467,399
Selling, general and administrative	689,306	721,731
Research and development, net	253,089	267,211
Other operating (income) expenses:
Litigation settlements	(17,500)	—
Impairment of goodwill and other intangible assets	—	3,356
Restructuring charges	29,934	15,541

Total other operating (income) expenses:	12,434	18,897

Total costs and expenses	1,673,342	1,727,038

Loss from operations	(49,915)	(193,101)
Interest income	4,105	7,059
Interest expense	(30,813)	(25,381)
Other income (expense), net	6,392	(16,792)

Loss before income tax (provision) benefit	(70,231)	(228,215)
Income tax (provision) benefit	(37,232)	7,025

Net loss from continuing operations	(107,463)	(221,190)
Loss from discontinued operations, net of tax	(11,039)	(43,062)

Net Loss	(118,502)	(264,252)
Less: Net income attributable to noncontrolling interest	(13,820)	(7,783)

Net loss attributable to Comverse Technology, Inc.	$(132,322)	$(272,035)

Weighted average common shares outstanding:
Basic and Diluted	205,162,720	204,513,420

Loss per share attributable to Comverse Technology, Inc.’s shareholders:
Basic loss per share
Continuing operations	$(0.61)	$(1.13)
Discontinued operations	(0.03)	(0.20)

Basic loss per share	$(0.64)	$(1.33)

Diluted loss per share
Continuing operations	$(0.62)	$(1.13)
Discontinued operations	(0.03)	(0.20)

Diluted loss per share	$(0.65)	$(1.33)

Net loss attributable to Comverse Technology, Inc.
Net loss from continuing operations	$(125,617)	$(230,430)
Loss from discontinued operations, net of tax	(6,705)	(41,605)

Net loss attributable to Comverse Technology, Inc.	$(132,322)	$(272,035)

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Years Ended January 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(118,502)	$(264,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Non—cash items	181,963	194,318
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(10,937)	812
Inventories	(2,941)	(7,715)
Deferred cost of revenue	43,977	14,147
Prepaid expenses and other current assets	5,403	(9,775)
Accounts payable and accrued expenses	(55,765)	(42,794)
Deferred revenue	(160,799)	(6,705)
Other assets and liabilities	2,357	28,376
Other, net	(7,676)	10

Net cash used in operating activities — continuing operations	(122,920)	(93,578)
Net cash used in operating activities — discontinued operations	(4,362)	(7,142)

Net cash used in operating activities	(127,282)	(100,720)

Cash flows from investing activities:
Proceeds from sales and maturities of investments	57,256	175,206
Proceeds from sale of Verint Systems, Inc. shares of common stock	76,475	—
Proceeds from sale of Ulticom, Inc., net of cash sold	2,627	—
Acquisition of businesses, net of cash acquired	(23,485)	(96)
Purchase of property and equipment	(20,342)	(23,444)
Capitalization of software development costs	(2,527)	(2,715)
Net change in restricted cash and bank time deposits	6,966	(58,774)
Proceeds from asset sales	27,345	60
Settlement of derivative financial instruments not designated as hedges	(33,506)	(19,075)
Other, net	(12)	(7)

Net cash provided by investing activities — continuing operations	90,797	71,155
Net cash provided by investing activities — discontinued operations	64,581	9,526

Net cash provided by investing activities	155,378	80,681

Cash flows from financing activities:
Debt issuance costs	(4,039)	(152)
Borrowings under lines of credit and revolving credit facility	12,000	—
Repurchase of convertible debt obligations	—	(417,282)
Repayment of bank loans, long—term debt and other financing obligations	(44,163)	(6,088)
Repurchase of common stock	(1,906)	(359)
Net proceeds (payments) from issuance (repurchase) of common stock by subsidiaries	36,641	(106)
Excess tax benefits from stock awards plans	815	—
Dividends paid to noncontrolling interest	(2,191)	(4,145)

Net cash used in financing activities — continuing operations	(2,843)	(428,132)
Net cash used in financing activities — discontinued operations	(21,467)	(63,803)

Net cash used in financing activities	(24,310)	(491,935)

Effects of exchange rates on cash and cash equivalents	2,732	7,919
Net increase (decrease) in cash and cash equivalents	6,518	(504,055)
Cash and cash equivalents, beginning of year including cash of discontinued operations	574,872	1,078,927

Cash and cash equivalents, end of year including cash of discontinued operations	$581,390	$574,872
Less: Cash and cash equivalents of discontinued operations at end of year	—	(13,190)

Cash and cash equivalents, end of year	$581,390	$561,682

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
Fiscal Year Ended January 31, 2011:
Revenue	$860,232	$726,799	$36,396	$—	$1,623,427
Intercompany revenue	2,604	—	805	(3,409)	—

Total revenue	$862,836	$726,799	$37,201	$(3,409)	$1,623,427

Total costs and expenses	$922,612	$653,694	$101,678	$(4,642)	$1,673,342

(Loss) income from operations	$(59,776)	$73,105	$(64,477)	$1,233	$(49,915)

Computation of segment performance:
Total revenue	$862,836	$726,799	$37,201
Segment revenue adjustment	—	—	—

Segment revenue	$862,836	$726,799	$37,201

Total costs and expenses	$922,612	$653,694	$101,678

Segment expense adjustments:
Stock—based compensation expense	2,439	46,819	8,140
Amortization of acquisition—related intangibles	18,505	30,554	—
Compliance—related professional fees	82,136	28,913	50,668
Compliance—related compensation and other expenses	4,542	—	45
Litigation settlements and related costs	—	—	(17,060)
Acquisition—related charges	—	1,690	—
Restructuring and integration charges	29,934	—	—
Gain on sale of land	(2,371)	—	—
Other	(1,402)	3,505	3,065

Segment expense adjustments	133,783	111,481	44,858

Segment expenses	788,829	542,213	56,820

Segment performance	$74,007	$184,586	$(19,619)

Interest expense	$(900)	$(29,896)	$(17)	$—	$(30,813)

Depreciation and amortization	$(38,705)	$(48,951)	$(936)	$—	$(88,592)

Significant non—cash items (1)	$923	$334	$—	$—	$1,257

Total assets	$1,016,625	$1,441,424	$1,605,426 (2)	$(1,249,553)	$2,813,922

(1)	Significant non-cash items consist primarily of write-offs and impairments of goodwill, intangible assets and property and equipment.
(2)	Total assets for “All Other” includes $293.0 million of Series A Convertible Perpetual Preferred Stock issued by Verint and held by CTI.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Discontinued Operations	Consolidated Totals
Fiscal Year Ended January 31, 2010:
Revenue	$792,994	$703,633	$37,310	$—	$—	$1,533,937
Intercompany revenue	1,793	—	161	(1,954)	—	—

Total revenue	$794,787	$703,633	$37,471	$(1,954)	$—	$1,533,937

Total costs and expenses	$1,009,003	$637,954	$84,973	$(4,892)	$—	$1,727,038

(Loss) income from operations	$(214,216)	$65,679	$(47,502)	$2,938	$—	$(193,101)

Computation of segment performance:
Total revenue	$794,787	$703,633	$37,471
Segment revenue adjustment	—	—	—

Segment revenue	$794,787	$703,633	$37,471

Total costs and expenses	$1,009,003	$637,954	$84,973

Segment expense adjustments:
Stock—based compensation expense	4,170	44,237	9,258
Amortization of acquisition—related intangibles	21,958	30,289	—
Compliance—related professional fees	113,306	54,472	15,861
Compliance—related compensation and other expenses	10,737	—	—
Impairment charges	3,356	—	—
Impairment of property plant and equipment	2,906	—	—
Litigation settlements and related costs	—	—	2,771
Acquisition—related charges	(103)	762	—
Restructuring and integration charges	15,272	141	128
Other	831	39	1,995

Segment expense adjustments	172,433	129,940	30,013

Segment expenses	836,570	508,014	54,960

Segment performance	$(41,783)	$195,619	$(17,489)

Interest expense	$(314)	$(24,964)	$(103)	$—	$—	$(25,381)

Depreciation and amortization	$(50,637)	$(49,290)	$(1,262)	$—	$—	$(101,189)

Significant non—cash items (1)	$9,109	$159	$512	$—	$—	$9,780

Total assets	$1,282,707	$1,461,818	$1,428,901 (2)	$(1,178,976)	$106,761	$3,101,211

(1)	Significant non-cash items consist primarily of write-offs and impairments of goodwill, intangible assets and property and equipment.
(2)	Total assets for “All Other” includes $293.0 million of Series A Convertible Perpetual Preferred Stock issued by Verint and held by CTI.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share data)

	Fiscal Years Ended January 31,
	2011	2010
Table of Reconciliation from GAAP Net Loss Attributable to Comverse Technology, Inc. to Non-GAAP Net Income Attributable to Comverse Technology, Inc.
Net loss attributable to Comverse Technology, Inc.	$(132,322)	$(272,035)
Stock-based compensation expense	57,398	57,665
Amortization of acquisition-related intangibles	49,059	52,247
Compliance-related professional fees	161,717	183,639
Compliance-related compensation and other expenses	4,587	10,737
Impairment charges	—	6,262
Litigation settlements and related costs	(17,060)	2,771
Acquisition-related charges	1,690	659
Restructuring and integration charges	29,934	15,541
Gain on sale of land	(2,371)	—
Other	5,168	2,865
Impairment of auction rate securities	407	6,914
Impairment of UBS put	6,696	6,889
Impairment of investment	2,110	242
Unrealized gains on derivatives, net	(5,188)	(8,807)
Non-cash tax adjustments	23,007	(27,183)
Loss from discontinued operations, net of tax	6,705	41,605
Noncontrolling interest impact of Non-GAAP expense adjustments (1)	(51,576)	(50,937)

Total Non-GAAP expense adjustments	$272,283	$301,109

Non-GAAP net income attributable to Comverse Technology, Inc.	$139,961	$29,074

Non-GAAP Earnings Per Share Attributable to Comverse Technology, Inc.’s Shareholders
Numerator:
Non-GAAP net income attributable to Comverse Technology, Inc. - basic	$139,961	$29,074
Adjustment for subsidiary stock options	(9,611)	(1,274)

Non-GAAP net income attributable to Comverse Technology, Inc. - diluted	$130,350	$27,800

Denominator:
Basic weighted average common shares outstanding	205,163	204,513

Diluted weighted average common shares outstanding	206,018	205,241

Non-GAAP earnings per share attributable to Comverse Technology, Inc.’s shareholders
Basic	$0.68	$0.14

Diluted	$0.63	$0.14

(1)	Represents the minority shareholders’ interest in Non-GAAP expense adjustments attributable to Verint and Starhome.